UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 14, 2017

Andeavor

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas		78259-1828
(Address of principal executive offices)		(Zip Code)

(210) 626-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2017, Andeavor (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Mizuho Securities USA LLC, and MUFG Securities Americas Inc., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the offer and sale (the “Offering”) of $500,000,000 aggregate principal amount of 3.800% Senior Notes due 2028 and $500,000,000 aggregate principal amount of 4.500% Senior Notes due 2048. The Offering was made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-221503), which became automatically effective upon filing on November 13, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 14, 2017, among Andeavor, and Citigroup Global Markets Inc., Mizuho Securities USA LLC, and MUFG Securities Americas Inc., as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2017

ANDEAVOR

By:	/s/ Blane W. Peery
Name:	Blane W. Peery
Title:	Vice President and Controller